UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 29, 2015
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FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35390	42-1556195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY		14210
(Address of Principal Executive Offices)		(Zip Code)
(716) 819-5500
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders, the nominees for directors of First Niagara Financial Group, Inc. ("the Company") proposed were elected for a term of one year. On other business conducted at the Annual Meeting, stockholders voted in favor of an advisory non-binding proposal to approve our executive compensation programs and policies, ratified the appointment of KPMG LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2015 and approved a stockholder proposal for the election of directors by majority vote. Stockholders cast votes as follows:

	Number of Votes
Matter Considered	For	Withheld
Election of Directors:
Austin A. Adams	264,552,591	15,912,476
G. Thomas Bowers	247,758,735	32,706,332
Roxanne J. Coady	233,203,336	47,261,731
Gary M. Crosby	249,458,459	31,006,608
Carl A. Florio	227,748,139	52,716,928
Susan S. Harnett	264,997,786	15,467,281
Carlton L. Highsmith	233,413,419	47,051,648
George M. Philip	249,165,250	31,299,817
Peter B. Robinson	254,220,424	26,244,643
Nathaniel D. Woodson	248,732,220	31,732,847

	Number of Votes
Matter Considered	For	Against	Abstain	Broker non-votes
Advisory non-binding vote to approve our executive compensation programs and policies	249,159,306	30,189,443	1,116,318	45,205,578

Ratification of KPMG LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2015	320,727,532	4,105,251	837,862

Stockholder proposal for the election of directors by majority vote	186,342,904	92,645,289	1,476,874	45,205,578

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: April 29, 2015	By:/s/ GREGORY W. NORWOOD
Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)